Written Statement of the Vice President, Treasurer and Chief Financial Officer
                           Pursuant to 18 U.S.C. Section 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President, Treasurer and Chief Financial Officer of National Research Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/ Patrick E. Beans
-----------------------------
Patrick E. Beans
March 31, 2003